                               COURIER CORPORATION
                           SUBSIDIARIES OF REGISTRANT

                                   EXHIBIT 21


Registrant has the following subsidiaries:


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                                                                                                                         % Owned
                                                                                            Jurisdiction of            by Immediate
            Name                                       Immediate Parent                      Incorporation                Parent
-----------------------------------------------------------------------------------------------------------------------------------

Book-mart Press, Inc.                         Massachusetts National Publishing
                                                 Business Trust                             New Jersey                      100%

Courier New Media, Inc.                       Massachusetts National Publishing
                                                 Business Trust                             Massachusetts                   100%

Courier Companies, Inc.                       Massachusetts National Publishing
                                                 Business Trust                             Massachusetts                   100%

Courier Custom Publishing, Inc.               Courier New Media, Inc.                       Massachusetts                   100%

Courier Kendallville, Inc.                    Massachusetts National Publishing
                                                 Business Trust                             Indiana                         100%

Courier Properties, Inc.                      Massachusetts National Publishing
                                                 Business Trust                             Massachusetts                   100%

Dover Bookstore, Inc.                         Massachusetts National Publishing
                                                 Business Trust                             New York                        100%

Dover Publications, Inc.                      Massachusetts National Publishing
                                                 Business Trust                             New York                        100%

Massachusetts National Publishing
   Business Trust                             National Publishing Company                   Massachusetts                   100%

National Publishing Company                   Courier Corporation                           Pennsylvania                    100%

Courier Foreign Sales Corporation Ltd.        National Publishing Company                   Jamaica                          99%


During fiscal 2001, the Company reorganized in order to simplify its corporate structure, including merging Courier Westford, Inc. and Courier Stoughton, Inc. with Courier New Media, Inc.